Exhibit 3.13

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KOPPERS INDUSTRIES B.W., INC.”, CHANGING ITS NAME FROM “KOPPERS INDUSTRIES B.W., INC.” TO “KOPPERS REDEMPTION, INC.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 1998, AT 4 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

AUTHENTICATION:	*9486383

DATE:	12/24/1998

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

KOPPERS INDUSTRIES E.W., INC.

It is hereby certified that:

1. The current name of the corporation (hereinafter called the “Corporation”) is:

Koppers Industries B.W., Inc.

2. The certificate of incorporation of the Corporation is hereby amended by striking our the text of Article One thereof and by substituting in lieu of said Article the following new Article:

“ARTICLE ONE

The name of the corporation is “Koppers Redemption, Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Donald E. Davis, its President and Randall D. Collins, its Secretary this             day of December, 1998.

Donald E. Davis, President

Randall D. Collins, Secretary

State of Delaware	:
	:	ss.
New Castle County	:

I, William M. Honey, Recorder of Deeds for New Castle County, Delaware, do hereby certify that Certified Copy of CERTIFICATE OF AMENDMENT BEFORE PAYMENT OF CAPITAL OF “Koppers Industries, Inc.” CHANGING NAME TO “KOPPERS INDUSTRIES B.W., INC.”

was received for record in this office on June 27, 1989

and the same appears of record in the Recorder’s Office for said County.

Witness my hand and Official Seal, this Twenty-Seventh day of June A. D. 1989

Recorder

State of Delaware

Office of the Secretary of State

I, MICHAEL HARK INS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE’ ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT BEFORE PAYMENT FOR STOCK OF KOPPERS INDUSTRIES, INC. FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 1989, AT 10 O’CLOCK A.M.

Michael Harkins,, Secretary of State

AUTHENTICATION:	*2233832

DATE:	06/26/1989

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

KOPPERS INDUSTRIES, INC.

We, the undersigned, being all of the directors of Koppers Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the name of the corporation is Koppers Industries, Inc.

SECOND: That Article I of the Certificate of Incorporation is amended to read: The name of the corporation (which is hereinafter referred to as the “Corporation”) is: KOPPERS INDUSTRIES B.W., INC.

THIRD: That Article IV of the Certificate of Incorporation be and it hereby is amended to read as follows:

The Corporation shall be authorized to issue 1,000 shares of capital stock, which shall be Voting Common Stock, $.01 par value (“Voting Common Stock”)

FOURTH: That the corporation has not received any payment for any of its stock.

FIFTH: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this            day of June 1989.

State of Delaware

Office of the Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF KOPPERS INDUSTRIES, INC. FIELD IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1988, AT 12:30 O’CLOCK P.M.

Michael Harkins,, Secretary of State

AUTHENTICATION:	*1197771

DATE:	12/27/1988

CERTIFICATE OF INCORPORATION

OF

KOPPERS INDUSTRIES, INC.

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

KOPPERS INDUSTRIES, INC.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

ARTICLE IV

The Corporation shall be authorized to issue 10,000,000 shares of capital stock, which shall be Voting Common Stock, $.01 par value (“Voting Common Stock”).

ARTICLE V

The name and mailing address of the incorporator is as follows:

Raymond F. Middleman

2438 Dogwood Drive

Wexford, PA 15090

ARTICLE VI

The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the names and mailing addresses of persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are as follows:

Clayton A. Sweeney

4972 Highland Avenue

Bethel Park, PA 15102

Robert K. Wagner

3215 Kennebec Road

Pittsburgh, PA 15241

ARTICLE VII

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

Unless otherwise provided by law or in the By-Laws, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any one or more By-Laws of the Corporation.

ARTICLE IX

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand this 27th day of December, 1988.

Raymond F. Middleman
Incorporator